Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) |__|

BNY WESTERN TRUST COMPANY

(Exact name of trustee as specified in its charter)

California	95-3571558
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

700 South Flower Street
Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

Pacific Gas and Electric Company

(Exact name of obligor as specified in its charter)

California	94-0742640
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

77 Beale Street P.O. Box 770000

San Francisco, CA	94177

(Address of principal executive offices)	(Zip code)

Senior Secured Bonds
(Title of the indenture securities)

1. General information.

     (a) Name and address of each examining or supervising authority to which it is subject.

Name	Address
Federal Deposit Insurance Corporation	25 Ecker Street
San Francisco, California 94105

State Banking Department	111 Pine Street, Suite 1100
San Francisco, California 94111

     (b) Whether it is authorized to exercise corporate trust powers.

     Yes.

2. Affiliations with Obligor.

     None.

16. List of Exhibits.

     1.1 Articles of Incorporation of Security Trust Company, as filed in the office of the Secretary of State of the State of California on November 13, 1980 and filed in the office of the Superintendent of Banks, State of California on November 17, 1980; incorporated herein by reference as Exhibit 1.1 filed with Form T-1 Statement, Registration No. 33-56465.

     1.2 Certificate of Amendment of Articles of Incorporation (changing the name of the Trustee from Security Trust Company to Bradford Trust Company of California), as filed in the office of the Secretary of State of the State of California on January 7, 1985; incorporated herein by reference as Exhibit 1.2 filed with Form T-1 Statement, Registration No. 33-56465.

     1.3 Certificate of Amendment of Articles of Incorporation (changing the name of the Trustee from Bradford Trust Company of California to FIDATA Trust Company California) as filed in the office of the Secretary of State of the State of California on April 11, 1985; incorporated herein by reference as Exhibit 1.3 filed with Form T-1 Statement, Registration No. 33-56465.

     1.4 Certificate of Amendment of Articles of Incorporation (changing the name of the Trustee from FIDATA Trust Company California to Wall Street Trust Company California), as filed in the office of the Secretary of State of the State of California on February 5, 1986; incorporated herein by reference as Exhibit 1.4 filed with Form T-1 Statement, Registration No. 33-56465.

     1.5 Certificate of Amendment of Articles of Incorporation (changing the name of the Trustee from Wall Street Trust Company California to The Bank of New York Trust Company of California), as filed in the office of the Secretary of State of the State of California on April 15, 1988; incorporated herein by reference as Exhibit 1.5 filed with Form T-1 Statement, Registration No. 33-56465.

     1.6 Certificate of Amendment of Articles of Incorporation (changing the name of the Trustee from The Bank of New York Trust Company of California to BNY Western Trust Company), as filed in the office of the Secretary of State of the State of California on August 31, 1995; filed herewith.

     3. Copy of Certificate of the State Banking Department, State of California, dated January 24, 1994, authorizing the Trustee to transact a commercial banking business and to engage in the trust business at 700 South Flower Street, Los Angeles, California; incorporated herein by reference as Exhibit 3 filed with Form T-1 Statement, Registration No. 33-56465.

     4. Copy of By-Laws of the Trustee; incorporated herein by reference as Exhibit 4 filed with Form T-1 Statement, Registration No. 33-56465.

     6. Consent of the Trustee required by Section 321(b) of the Act; incorporated herein by reference as Exhibit 6 filed with Form T-1 Statement, Registration No. 33-56465.

     7. Copy of latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

     Pursuant to the requirements of the Act, the Trustee, BNY Western Trust Company, a corporation organized and existing under the laws of the State of California, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in San Francisco, California on March 2, 2004.

BNY WESTERN TRUST COMPANY

By:	/s/ Josephine Libunao
	Name:	Josephine Libunao
	Title:	Vice President

BNY WESTERN TRUST COMPANY Legal Title of Bank LOS ANGELES City CA 90017 State Zip Code	FFIEC 041 RC-1 11
Transmitted to InterCept on 01/27/2004. Confirmation Number — 0015209
FDIC Certificate Number — 23472

Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for December 31, 2003

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the new quarter.

Schedule RC — Balance Sheet

	Dollar Amounts
	in Thousands		RCON	Bil/Mil/Thou

ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):
	a. Noninterest-bearing balances and currency and coin(1)		0081	11,732	1.a
	b. Interest-bearing balances(2)		0071	0	1.b
2.	Securities:
	a. Held-to-maturity securities (from Schedule RC-B, column A)		1754	0	2.a
	b. Available-for-sale securities (from Schedule RC-B, Column D)		1773	15,365	2.b
3.	Federal funds sold and the securities purchased under agreements to
	resell:
	a. Federal funds sold		B987	23,200	3.a
	b. Securities purchased under agreements to resell(3)		B989	97,000	3.b
4.	Loans and lease financing receivables (from Schedule RC-C):
	a. Loans and leases held for sale		5369	0	4.a
	b. Loans and leases, net of unearned income	B528 0			4.b
	c. LESS: Allowance for loan and lease losses	3123 0			4.c
	d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)		B529	0	4.d
5.	Trading assets (from Schedule RC-D)		3545	0	5
6.	Premises and fixed assets (including capitalized leases)		2145	961	6
7.	Other real estate owned (from Schedule RC-M)		2150	0	7
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)		2130	0	8
9.	Customers’ liability to this bank on acceptances outstanding		2155	0	9
10.	Intangible assets
	a. Goodwill		3163	176,456	10.a
	b. Other intangible assets (from Schedule RC-M)		0426	0	10.b
11.	Other assets (from Schedule RC-F)		2160	14,410	11
12.	Total assets (sum of items 1 through 11)		2170	339,124	12

(1)	Includes cash items in process of collection and unposted debits.

(2)	Includes time certificates of deposit not held for trading.

(3)	Includes all securities resale agreements, regardless of maturity.

BNY WESTERN TRUST COMPANY

Legal Title of Bank Transmitted to InterCept on 01/27/2004. Confirmation Number — 0015209 FDIC Certificate Number — 23472	FFIEC 041 RC-2 12

Schedule RC — Continued

Dollar Amounts in Thousands				RCON	Bil/Mil/Thou

LIABILITIES
13.	Deposits:
	a. In domestic offices (sum of totals of columns A and C from Schedule RC-E			2200	12,035	13.a
	(1) Noninterest-bearing(1)	6631	12,035			13.a.1
	(2) Interest-bearing	6636	0			13.a.2
	b. Not applicable
14.	Federal funds purchased and securities sold under agreements to repurchase
	a. Federal Funds purchased(2)			B993	0	14.a
	b. Securities sold under agreements to repurchase(3)			B995	0	14.b
15.	Trading liabilities (from Schedule RC-D)			3548	0	15
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M):			3190	58,000	16
17.	Not applicable
18.	Bank’s liability on acceptances executed and outstanding			2920	0	18
19.	Subordinated notes and debentures(4)			3200	0	19
20.	Other liabilities (from Schedule RC-G)			2930	26,082	20
21.	Total liabilities (sum of items 13 through 20)			2948	96,117	21
22.	Minority interest in consolidated subsidiaries			3000	0	22
EQUITY CAPITAL
23.	Perpetual preferred stock and related surplus			3838	0	23
24.	Common stock			3230	1,000	24
25.	Surplus (exclude all surplus related to preferred stock)			3839	199,205	25
26.	a. Retained earnings			3632	42,752	26.a
	b. Accumulated other comprehensive income(5)			B530	50	26.b
27.	Other equity capital components(6)			A130	0	27
28.	Total equity capital (sum of items 23 through 27)			3210	243,007	28
29.	Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)			3300	339,124	29

Memorandum

To be reported with the March Report of Condition.

		RCON	Number

1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2002	6724	N/A	M.1

1 =	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 =	Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 =	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm

4 =	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 =	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

6 =	Review of the bank’s financial statements by external auditors

7 =	Compilation of the bank’s financial statements by external auditors

8 =	Other audit procedures (excluding tax preparation work)

9 =	No external audit work

(1)	Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “other borrowed money.”

(3)	Includes all securities repurchase agreements, regardless of maturity.

(4)	Includes limited-life preferred stock and related surplus.

(5)	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.

(6)	Includes treasury stock and unearned Employee Stock Ownership Plan shares.